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                                  EXHIBIT  23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 10, 1996 accompanying the financial statements of International Yogurt Company appearing in the Annual Report on Form 10-K for the year ended October 31, 1995 which are incorporated by reference in this Registration Statement on Form S-8. We consent to incorporation by reference in the Registration Statement of the aforementioned report.



                              /s/ Grant Thornton LLP


Portland, Oregon
April 3, 1996